Exhibit 99.2

February 25, 2015

Earnings Presentation

Fourth Quarter & Full Year 2014

Safe Harbor Statement

Statements in this presentation concerning the Company’s goals, strategies, and expectations for business and financial results may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current indicators and expectations. Whenever you read a statement that is not simply a statement of historical fact (such as when we describe what we “believe,” “expect,” or “anticipate” will occur, and other similar statements), you must remember that our expectations may not be correct, even though we believe they are reasonable. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You should review this presentation with the understanding that actual future results may be materially different from what we expect. Many of the factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statement. We do not intend, and undertake no obligation, to update these forward-looking statements. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. Such risks include:

(1)	Changes in the markets for the Company’s business segments

(2) Changes in trends and demands in the markets in which the Company competes (3) Unanticipated downturn in business relationships with customers or their purchases (4) Competitive pressures on sales and pricing (5) Raw material availability, increases in raw material costs, or other production costs (6) Harsh weather conditions (7) Future economic and financial conditions in the United States and around the world (8) Inability of the Company to meet future capital requirements (9) Claims, litigation and regulatory actions against the Company (10) Changes in laws and regulations affecting the Company

(11)	The Company’s ability to execute the components of its Strategic Business Evolution process

Myers Industries, Inc. encourages investors to learn more about these risk factors. A detailed explanation of these factors is available in the Company’s publicly filed quarterly and annual reports, 2

2014 Highlights

•	Generated free cash flow of $28 million
•	Increased the dividend by 44% to $0.52 and repurchased 2.7 million shares of our commons stock
•	Returned a total of $70.6 million to shareholders
•	Completed the sale of WEK Industries, Inc., a non-core business, in June 2014 for $20 million
•	Used proceeds to help fund the acquisition of Scepter
•	Acquired Scepter in July 2014
•	Expanded our material handling business into new geographies
•	Presented new and enhanced product offerings
•	Already providing us with opportunities to expand our customer base through a number of cross-selling opportunities
•	Completed the previously announced sale of the Lawn and Garden business in February 2015 for $110 million
•	Net proceeds from the transaction used to immediately pay down own debt 3

Fourth Quarter 2014 Financial Summary

•	Sales increased due to Scepter acquisition
•	Gross profit margin decreased due mostly to lower sales volumes in the legacy Material Handling businesses and in Distribution; also impacted by change in the mix of products sold year-over-year
•

SG&A increased due to incremental expenses from Scepter acquisition, but those were mostly offset by decreases in 1) salaries and employee related expenses, 2) selling expenses and 3) information technology expenditures

•	Adjusted income per diluted share of $0.13 vs. $0.15 in the fourth quarter of 2013

Continuing Operations Q4 Q4 % Highlights 2014 2013 Change

Net sales $158.3 $144.7 9.4%

Gross profit margin 24.7% 27.6%

SG&A $31.5 $30.6 (2.9%)

Income from continuing ops—adjusted¹ $4.1 $5.2 (21.6%)

Effective tax rate 24.0% 21.1%

Income per diluted share from continuing ops—adjusted¹ $0.13 $0.15 (13.3%)

¹See Reconciliation of Non-GAAP measures on slide 10

Note: All figures except ratios and percents are $Millions

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Fourth Quarter 2014 Financial Summary

Continuing Operations Twelve Months Ended Twelve Months Ended Cash December 31, December 31, Highlights 2014 2013

Cash provided by

$52.1 $74.9

continuing operations

Capital expenditures $24.2 $20.7 Free cash flow $28.0 $54.2

Dividends $15.7 $9.1

Balance Sheet December 31, December 31, Highlights 2014 2013

Long-term debt $236.4 $44.3

Debt—net of cash $231.7 $37.8 Net debt to total capital 60.6% 13.8%

Notes: All figures except ratios and percents are $Millions

Free cash flow = cash flow from operations – capital expenditures5

Fourth Quarter Results – Material Handling

Incremental sales from the Scepter acquisition were offset by sales declines in the agriculture and food processing end markets compared to Q4 2013

Adjusted income before taxes (IBT) increased versus Q4 2013 but was negatively impacted by lower sales volumes in agricultural and food processing products and a resulting change in product mix; reductions in labor costs, overhead and selling, general and administrative expenses partially offset those impacts

$ Millions

Net Sales

$115

$110.1E

$110

$105

$100

$95.6

$95

$90

$85

Q4 2014 Q4 2013

IBT—Adjusted

$15

$11.5

$10.5

$10

$5

$0

Q4 2014 Q4 2013

See Reconciliation of Non-GAAP measures on slide 10

6

Fourth Quarter Results – Distribution

Increases in supply and equipment sales in the U.S. were more than offset by a decrease in custom sales and lower Canadian sales due to the closure of the Canadian branches in the first quarter of 2014

Savings from operational excellence initiatives and cost reductions taken during the quarter were more than offset by the decline in profits that resulted from a change in product mix

$ Millions

Net Sales

$50 $49.2

$48.3

$45

$40

$35

Q4 2014 Q4 2013

IBT—Adjusted

$5 $4.2

$4

$4 $3.1

$3 $3 $2 $2 $1 $1 $0

Q4 2014 Q4 2013

See Reconciliation of Non-GAAP measures on slide 10

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Outlook

•	Challenging market conditions continue in Q1 2015
•	Early indicators suggest that the same challenges experienced in Q4 2014 in Material Handling have continued
•	Company remains positive about 2015 overall
•	Anticipate that strategic actions taken in 2014 to streamline the business, cut costs and solidify the business structure will lead to increased sales and earnings compared to 2014
•	Remain committed to our balanced approach to capital allocation
•	May continue to be comprised of a mix of capital investment, debt reduction, dividends and share repurchases.8

Appendix

Reconciliation of Non-GAAP Measures

MYERS INDUSTRIES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
INCOME (LOSS) BEFORE TAXES BY SEGMENT (UNAUDITED)
(Dollars in millions, except per share data)

	Quarter Ended December 31		Year Ended December 31	
	2014	2013	2014	2013
Material Handling				
Income from continuing operations before income taxes as reported	$ 10.5	$ 10.5	$ 34.4	$ 47.4
Patent infringement lawsuit	0.2	—	3.3	—
Transaction costs - Scepter	—	—	2.9	—
Inventory step-up - Scepter acquisition	—	—	2.3	—
Restructuring expenses and other adjustments	0.8	—	2.0	0.2
Income from continuing operations before income taxes as adjusted	11.5	10.5	44.9	47.6
Distribution				
Income from continuing operations before income taxes as reported	3.1	4.1	15.8	21.7
Restructuring expenses and other adjustments	—	0.1	1.0	0.2
Income from continuing operations before income taxes as adjusted	3.1	4.2	16.8	21.9
Corporate and interest expense as reported	(8.7)	(6.5)	(33.7)	(29.4)
Transaction costs	—	—	0.7	—
Corporate and interest expense as adjusted	(8.7)	(6.5)	(33.0)	(29.4)
Continuing Operations				
Income from continuing operations before income taxes as reported	5.0	8.1	16.6	39.8
Restructuring expenses and other adjustments	1.0	0.1	8.5	0.4
Transaction costs	—	—	3.6	—
Income from continuing operations before income taxes as adjusted	6.0	8.2	28.7	40.2
Income taxes*	1.9	3.0	9.2	14.5
Income from continuing operations as adjusted	$ 4.1	$ 5.2	$ 19.5	$ 25.7
Discontinued Operations				
Loss from discontinued operations before income taxes as reported	$ (20.9)	$ (3.8)	$ (27.1)	$ (0.4)
Restructuring expenses and other adjustments	0.4	9.1	13.9	13.3
Impairment charge	18.9	—	18.9	—
Gain on sale	(0.9)	0.2	(4.7)	0.2
Income (loss) from discontinued operations before income taxes as adjusted	(2.5)	5.5	1.0	13.1
Income taxes*	(0.8)	2.0	0.3	4.7
Income (loss) from discontinued operations as adjusted	$ (1.7)	$ 3.5	$ 0.7	$ 8.4
Consolidated				
Net Income as adjusted	$ 2.4	$ 8.7	$ 20.2	$ 34.1
Adjusted earnings per diluted share from continuing operations	$ 0.13	$ 0.15	$ 0.60	$ 0.75
Adjusted earnings per diluted share from discontinued operations	$ (0.05)	$ 0.10	$ 0.02	$ 0.25

*Income taxes calculated using the normalized effective tax rate for each year.

Note: Historical information has been adjusted to reflect discontinued operationspresentation and the segment realignment completed in June 2014. Also, numbers may be rounded for presentation purposes.

Note on Reconciliation of Income and Earnings Data: Income (loss) excluding the items mentioned above in the text of this release and in this reconciliation chart is a non -GAAP financial measure that Myers Industries, Inc. calculates according to the schedule above, using GAAP amounts from the un audited Consolidated Financial Statements. The Company believes that the excluded items are not primarily related to core operational a ctivities. The Company believes that income (loss) excluding items that are not primarily related to core operating activities is g enerally viewed as providing useful information regarding a company's operating profitability. Management uses income (loss) excluding these items as well as other financial measures in connection with its decision-making activities. Income (loss) excludin g these items should not be considered in isolation or as a substitute for net income (loss), income (loss) before taxes or o ther consolidated income data prepared in accordance with GAAP. The Company's method for calculating income (loss) excluding theseitems may not be comparable to methods used by other companies.

10

Market Indicators

Material Handling

•	Shipments grew 4.5% in 2014 and are forecasted to grow at a higher rate in 2015

Source: Material Handling Industry (MHI) Jan 2015 Forecast

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Market Indicators

Material Handling

•	The Outdoor Power Equipment Institute (OPEI) estimates that total outdoor power equipment shipments will increase by 3.6% in 2015

ACTUAL FORECAST

2009 2010 2011 2012 2013 2014 2015 2016

Consumer Products 6,223,328 6,588,176 5,875,396 6,191,291 6,379,735 5,897,982 6,221,402 6,553,717

Percent Change -10.6 5.9 -10.8 5.4 3.0 -7.6 5.5 5.3

Commercial Products 131,050 180,226 183,609 182,817 221,200 224,227 238,675 253,264

Percent Change -34.4 37.5 1.9 -0.4 21.0 1.4 6.4 6.1

Handheld Products 10,558,563 10,825,352 10,365,472 10,921,443 10,909,630 11,149,771 11,430,870 11,679,547

Percent Change -7.9 2.5 -4.2 5.4 -0.1 2.2 2.5 2.2

Total 16,912,941 17,593,754 16,424,477 17,295,551 17,510,565 17,271,980 17,890,947 18,486,528

-9.1	4.0 -6.6 5.3 1.2 -1.4 3.6 3.3

Source: OPEI U.S. Econometric Forecast – December 2014

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Market Indicators

Material Handling

•	Recreational vehicle market will continue to grow in 2015 but at a lower rate

RV Shipments

Units (000)

450.0 60 400.0 50 350.0 40

30 Annual

300.0

12.4 11.1 20 250.0 Rate

10 of

200.0 1.4 0 150.0 (10) Change

100.0 (20) (%)

50.0 (30)

0.0 (40) 2006 2007 2008 2009 2010 2011 2012 2013 2014F 2015F

RV Unit Shipments (000) % Change from P/Y

Source: RVIA Release

13

Market Indicators

Distribution

•	Demand for replacement tires in 2015 is currently estimated at 0.2% growth vs. 2.0% in 2014
•	In January, the weighted average cost of tire raw materials fell and a pre-buy of Chinese tires continued to contribute to a choppy demand environment

Source: JP Morgan, RMA

14

MYERS

INDUSTRIES,

INC.